CASE NAME: Vanguard Airlines, Inc.	MONTHLY OPERATING REPORTS											FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV	COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02								03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03
	(A)
CURRENT ASSETS
Cash	1,183,744								2,200,610	2,392,812	3,630,524	3,807,792	3,687,176	4,071,808
Accounts Receivable, Net (Sched. A)	7,281,816								6,246,857	6,204,280	5,453,082	5,457,099	5,459,397	5,146,670
Inventory, At Lower Of Cost Or Market	2,821,171								2,677,484	2,655,144	2,635,915	2,619,189	2,577,090	2,534,063
Prepaid Expenses	2,805,143								1,774,105	1,728,419	1,075,025	1,037,556	1,030,154	1,030,154
Collateral held by credit card processors	10,685,625								1,163,787	1,141,262	1,161,826	1,101,500	1,100,654	1,100,812

Total Current Assets	24,777,499								14,062,843	14,121,917	13,956,372	14,023,136	13,854,471	13,883,507

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001								13,012,175	12,850,379	12,477,140	12,203,727	11,839,232	11,733,433
Less Accumulated Depreciation	12,184,735								8,105,481	8,038,360	7,922,765	7,761,086	7,607,143	7,549,219

Net Property	7,620,266								4,906,694	4,812,019	4,554,375	4,442,641	4,232,089	4,184,214

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638								686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000								3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580								630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356								66,935	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574								4,982,153	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339								23,951,690	23,916,089	23,492,900	23,447,930	23,068,713	23,049,874
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted___________Signed_____ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.	MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV	COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02								03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)									922,383	1,004,567	877,107	1,023,318	899,492	857,796

Pre Petition Liabilities
Notes Payable - Secured	7,735,867								7,684,237	7,684,237	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906								13,860,689	13,845,330	13,841,885	13,839,176	13,835,476	13,833,931
Unsecured Debt	65,313,623								66,581,406	66,653,649	66,839,620	66,884,256	66,212,393	66,359,903
Other

Total Pre Petition Liabilities	96,244,396								88,126,332	88,183,217	88,365,742	88,407,670	87,732,106	87,878,071

Total Liabilities	96,244,396								89,048,715	89,187,784	89,242,849	89,430,988	88,631,598	88,735,867

STOCKHOLDERS' EQUITY
Preferred Stock	590								590	590	590	590	590	590
Common Stock	43,099								43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030								105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)								(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0								(7,608,968)	(7,783,638)	(8,261,892)	(8,495,001)	(8,074,828)	(8,197,936)

Total Stockholders' Equity	(57,488,057)								(65,097,025)	(65,271,695)	(65,749,949)	(65,983,058)	(65,562,885)	(65,685,993)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339								23,951,690	23,916,089	23,492,900	23,447,930	23,068,713	23,049,874

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.											FORM OPR-2
CASE NUMBER: 02-50802-11-JWV		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
								03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	08/30/03

GROSS SALES (INCOME)								2,440	43,225	20,267	2,990	3,131	2,922	74,976

COST OF GOODS SOLD
Materials								0	0	0	0	0	0	0
Labor - Direct								0	0	0	0	0	0	0
Manufacturing Overhead								0	0	0	0	0	0	0

Total Cost of Goods Sold								0	0	0	0	0	0	0

GROSS PROFIT								2,440	43,225	20,267	2,990	3,131	2,922	74,976

OPERATING EXPENSES
Selling and Marketing								0	0	0	0	0	0	0
Executive & Mgmt. Salaries								25,591	28,634	29,451	23,361	22,391	21,000	150,428
Office & Other Salaries								2,966	3,107	3,248	2,824	0	0	12,145
Rent (B)								14,701	14,701	14,701	14,701	14,701	14,701	88,206
Chargeback Fees and Write-offs - Attachment 2								12,386	5,388	1,939	0	0	0	19,714
Other - Attachment 2								(53,514)	8,489	18,245	6,789	17,543	12,288	9,840

Total Operating Expenses								2,130	60,320	67,584	47,676	54,635	47,989	280,333

OTHER EXPENSES
Quarterly Fees								1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0	0	0	0	0	0
Loss on Disposition of Assets - Attachment 3								401,106	70,748	246,059	42,842	97,699	26,791	885,246
Gain on Debt Forgiveness - Attachment 4								0	0	0	0	(670,626)	0	(670,626)
Attorney's Fees								180,561	85,578	183,629	144,330	100,000	50,000	744,098
Other Professional Fees								0	0	0	0	0	0	0
														0
Total Other Expenses								582,917	157,576	430,938	188,423	(471,676)	78,041	966,218

Total Expenses								585,047	217,895	498,522	236,099	(417,042)	126,030	1,246,551

NET INCOME (LOSS)								(582,607)	(174,670)	(478,254)	(233,109)	420,173	(123,108)	(1,171,575)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH										FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
								03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	08/30/03
CASH DIFFERENCE
Current Ending Cash Balance								2,200,610	2,392,812	3,630,524	3,807,792	3,687,176	4,071,808	4,071,808
Less Ending Prior Month Balance								2,123,627	2,200,610	2,392,812	3,630,524	3,807,792	3,687,176	2,123,627

NET CASH INCREASE(DECREASE)								76,983	192,202	1,237,712	177,268	(120,616)	384,632	1,948,181

SOURCES OF CASH
Income (Loss) From Operations								(582,607)	(174,670)	(478,254)	(233,109)	420,173	(123,108)	(1,171,575)
Add: Non-cash items (Depr. & Amort.)								0	0	0	0	0	0	0

Cash Generated From Operations								(582,607)	(174,670)	(478,254)	(233,109)	420,173	(123,108)	(1,171,575)

Add: Decrease in Assets
Accounts Receivable								0	42,577	751,198	0	0	312,727	1,106,502
Inventory								55,426	22,340	19,229	16,726	42,099	43,027	198,847
Prepaid Expenses								601	45,686	653,394	37,469	7,402	0	744,552
Property, Plant & Equipment								651,725	94,675	257,644	111,734	210,552	47,875	1,374,205
Other Current Assets								5,082	22,525	0	60,326	846	0	88,779
Other Assets								0	0	0	0	0	0	0

Increase in Liabilities:
Post Petition Liabilities								55,682	82,184	0	146,211	0	0	284,077
Pre Petition Liabilities								0	56,885	182,525	41,928	0	145,965	427,303

TOTAL SOURCES OF CASH								185,909	192,202	1,385,736	181,285	681,072	426,486	3,052,690

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable								8,463	0	0	4,017	2,298	0	14,778
Inventory								0	0	0	0	0	0	0
Prepaid Expenses								0	0	0	0	0	0	0
Property, Plant & Equipment								0	0	0	0	0	0	0
Other Current Assets								0	0	20,564	0	0	158	20,722
Other Assets								0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities								0	0	127,460	0	123,826	41,696	292,982
Pre Petition Liabilities								100,463	0	0	0	675,564	0	776,027

TOTAL USE OF CASH								108,926	0	148,024	4,017	801,688	41,854	1,104,509

NET CASH INCREASE (DECREASE)								76,983	192,202	1,237,712	177,268	(120,616)	384,632	1,948,181

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

Month:___07/31/03_____________	5,134,992	28,127	10,084	10,192	10,808	5,075,782
% of Total	100%	0.55%	0.20%	0.20%	0.21%	98.85%

Month:___08/30/03_____________	5,146,670	35,484	8,484	9,300	9,785	5,083,617
% of Total	100%	0.69%	0.16%	0.18%	0.19%	98.77%

CASE NAME: Vanguard Airlines, Inc.	SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03

FIXED ASSETS - Net Book Values:
Rotables	2,622,441	2,594,355	2,568,154	2,533,129	2,498,182	2,453,760
Office Equipment	1,338,760	1,300,596	1,071,757	1,065,828	1,059,043	1,058,505
Aircraft Improvements	-	-	-	-	-	0
Ground Equipment	517,995	502,529	502,529	433,088	271,820	270,563
Tools and Caliberated Tools	268,984	258,155	257,497	257,497	250,182	248,926
Leasehold Improvments	-	-	-	-	-	0
Vehicles	30,486	30,486	30,486	30,486	30,486	30,486
Furniture and Fixtures	128,028	125,897	123,952	122,612	122,376	121,973

Other_________________

TOTAL FIXED ASSETS - Net Book Value	4,906,694	4,812,019	4,554,375	4,442,641	4,232,089	4,184,214

CASE NAME: Vanguard Airlines, Inc.	SCHEDULE C
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03

TRADE ACCOUNTS PAYABLE	299,521	302,196	300,386	299,167	299,167	299,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE	25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	204,412	205,119	209,096	203,878	172,378	170,985
Payroll	13,490	7,214	2,416	1,297	2,972	11,692
Accrued Attorney's Fees	378,960	464,538	339,709	493,476	399,476	350,452
Accrued Chargeback Processing Fees	1,000	500	500	500	500	500

TOTAL OTHER LIABILITIES	597,862	677,371	551,721	699,151	575,325	533,629

TOTAL POST PETITION DEBT	922,383	1,004,567	877,107	1,023,318	899,492	857,796

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002	3/31/03	4/30/03	5/31/03	6/30/03	7/31/03	8/30/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	0.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00	0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48	0.00	0.00	0.00	0.00	0.00	0.00

	Totals:	1,443,355.81	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.							Attachment 2
CASE NUMBER: 02-50802-11-JWV

			Mar 03	Apr 03	May 03	Jun 03	Jul 03	Aug 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks	(2)	$ (925)	$ 175	$ -	$ -	$ -	$ -
	Chargeback write-offs	(1)	13,311	5,213	1,939	-	-	-
			$ 12,386	$ 5,388	$ 1,939	$ -	$ -	$ -

Other operating expenses

	Insurance/General	(3)	$ 4,714	$ 4,714	$ 2,719	$ -	$ (410)	$ 5,166
	Other		2,056	(162)	797	634	438	2,055
	Moving expense		-	-	-	-	-	1,106
	Ad-hoc labor		1,713	2,200	2,969	475	1,675	1,075
	Phone/data lines	(4)	(58,928)	2,967	2,401	2,967	1,118	1,000
	ADP (payroll processing fees)		523	565	617	575	298	784
	Prepetition adjustments		(6,096)	(7,438)	27	(514)	136	460
	Payroll taxes		2,174	2,410	2,629	1,995	1,298	359
	Freight		183	76	42	32	-	178
	Copier/fax rentals		104	104	131	104	104	104
	Employee T&E		-	-	817	520	1,385	-
	Sabre hosting fees	(5)	-	-	-	-	11,500	-
	Creditor legal fees paid from deposits		-	3,053	4,962	-	-	-
	Office supplies		43	-	134	-	-	-

			$ (53,514)	$ 8,489	$ 18,245	$ 6,789	$ 17,543	$ 12,288

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)	Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3)	Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4)	Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.
(5)

Administrative expense claim settlement with Sabre, approved in Order entered June 18, 2003, for $41,500. The settlement amount exceeded $30,000 of administrative expenses previously accrued for these Sabre charges.

CASE NAME: Vanguard Airlines, Inc.									Attachment 3
CASE NUMBER: 02-50802-11-JWV

			Mar 03		Apr 03		May 03	Jun 03	Jul 03	Aug 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 135,150		$ 57,766		$ 30,815	$ 85,617	$ 152,599	$ 64,112
	Debt forgiveness		62,100	(2)	-		-	-
	Payment to secured creditor		-		(11,500)	(4)	-	-	-	-
	Net proceeds		197,250		46,266		30,815	85,617	152,599	64,112
	Net book value		260,052		117,014		59,444	128,459	250,298	90,904
	(Gain)/Loss on sale		62,802		70,748		28,630	42,842	97,699	26,791

	Assets returned to secured creditors
	Debt amount per Vanguard's records		108,797	(3)	-		-	-
	Net book value		124,103		-		-	-	-	-
	(Gain)/Loss on return		15,306		-		-	-

	Adjust perpetual inventory to reflect actual quantities on hand		175,423		-		-	-

	Write-off of BER parts	(1)	147,575		-		-	-

	Write-off unmarketable intangible assets		-		-		217,430	-	-	-

			$ 401,106		$ 70,748		$ 246,059	$ 42,842	$ 97,699	$ 26,791

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.
(4)	As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003.
	Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV
Attachment 4

	Mar 03	Apr 03	May 03	Jun 03	Jul 03		Aug 03

(Gain)/Loss on Debt Forgiveness

Pre-petition debt	$ -	$ -	$ -	$ -	$ 730,626	(a)	$ -
Settlement amount	-	-	-	-	(60,000)		-

	$ -	$ -	$ -	$ -	$ 670,626		$ -

(a) US Airways filed an administrative expense claim for payment of liabilities Vanguard had recorded as prepetition. Pursuant to the settlement agreement approved by the Court on July 8, 2003, Vanguard paid US Airways $60,000 in full satisfaction of the claim.